
EXHIBIT 11

                          DVL, INC. and Subsidiaries
                         Computation of Per Share Data
                        (in thousands except share data)
                                  (unaudited)


                                                    Three Months Ended
                                                         March 31,
                                                -------------------------
                                                   1996           1995
                                                ----------      ---------
Primary:

Loss before extraordinary gain                  $     (698)     $  (1,071)
Extraordinary gain on the settlement of
  indebtedness                                       1,046          1,802
                                                ----------      ---------

Net income                                      $      348      $     731
                                                ==========      =========


Weighted average number of common shares
 outstanding issued and to be issued            13,764,824      8,551,967

Shares issuable upon exercise of dilutive stock
 options and warrants - net of shares assumed
 to be repurchased (at the average market
 price for the period) from exercise proceeds            -              -
                                                ----------      ---------
Shares used for computation                     13,764,824      8,551,967
                                                ==========      =========


Earnings per share of Common Stock:

Loss before extraordinary gain                  $     (.05)     $    (.12)
Extraordinary gain on the settlement of
 indebtedness                                          .08            .21
                                                ----------      ---------
Net income                                      $      .03      $     .09
                                                ==========      =========








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

EXHIBIT 11 (continued)

                         DVL, INC. and Subsidiaries
                        Computation of Per Share Data
                      (in thousands except share data)
                              (unaudited)


                                                     Three Months Ended
                                                          March 31,
                                                 -------------------------
                                                    1996           1995
                                                 ----------      ---------
Assumming full dilution:

Loss before extraordinary gain                   $     (698)     $  (1,071)
Adjustment for reduction in interest on
 assumed payment of indebtedness                          -             42
Adjustment for reduction in interest on
 assumed conversion of debentures                         -             21
                                                 ----------      ---------
Adjusted loss before extraordinary gain                (698)        (1,008)
Extraordinary gain on the settlement of
 indebtedness                                         1,046          1,802
                                                 ----------      ---------
Adjusted net income                              $      358      $     794
                                                 ==========      =========
 Weighted average number of common shares
  outstanding issued and to be issued            13,764,824      8,551,967
 Shares issuable upon conversion of subordinated
  debentures                                              -        607,051
 Shares issuable upon conversion of contingent
  debentures                                              -        107,000
 Shares issuable upon exercise of dilutive stock
  options and warrants - net of shares assumed
  to be repurchased (at the higher of period-end
  market price or the average market price for
  the period) from exercise proceeds                      -        219,346
                                                 ----------      ---------
 Shares used for computation                     13,764,824      9,485,364
                                                 ==========      =========
Earnings per share of Common Stock:
 Loss before extraordinary gain                  $     (.05)     $    (.11)
 Extraordinary gain on the settlement of
  indebtedness                                          .08            .19
                                                 ----------      ---------

 Net income                                      $      .03      $     .08
                                                 ==========      =========





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